Exhibit (c)(5)

Project Warriors Materials for Discussion DRAFT Preliminary | Subject to Further Review and Evaluation July 27, 2016

Illustrative Transaction Statistics

($MM, except per share amounts)

Illustrative Share Price:		Unaffected (6/27/16) Curry (1) $67.36	Final Bogut Proposal $109.00
Implied Transaction Premiums	*Statistic*		
Premium to Unaffected (6/27/16) Price (1)	*$67.36*	0%	62%
Premium to Unaffected (6/27/16) Enterprise Value (1)	*$5,736*	0%	64%
Premium to Current Price	*$83.92*	(20%)	30%
Premium to Current Enterprise Value	*$7,170*	(20%)	31%
Premium to 30-Day Average Price (1)	*$79.07*	(15%)	38%
Premium to 60-Day Average Price (1)	*77.03*	(13%)	42%
Premium to LTM High Share Price (1)	*99.73*	(32%)	9%
Premium to LTM Low Share Price (1)	*53.11*	27%	105%
Premium to LTM Average Share Price (1)	*80.15*	(16%)	36%
Implied Valuation & Multiples			
Fully-Diluted Shares (2)		86.1	86.4
Fully-Diluted Equity Value		**$5,798**	**$9,420**
Plus: Note Payable to Related Party (3)		5	5
Plus: Principal Value of Convertible Notes (4)		310	310
Plus: Make Whole Premium (4)		-	30
Less: Cash (3)		(378)	(378)
Fully-Diluted Enterprise Value		**$5,736**	**$9,388**
Street Estimates (5)			
Revenue Multiples	*Statistic*		
LTM (3/31/16) (6)	*$793*	7.2x	11.8x
CY16E	*967*	5.9	9.7
NTM (3/31/17) (6)	*1,029*	5.6	9.1
CY17E	*1,227*	4.7	7.7
Management Forecast (7)			
Revenue Multiples	*Statistic*		
CY16E	*$960*	6.0x	9.8x
CY17E	*1,218*	4.7	7.7

Historical prices relative to unaffected price as of June 27, 2016 (1)

Note: Current market prices as of July 26, 2016.

(1) Based on closing share price as of June 27, 2016 (last closing share price prior to acquisition rumors).

(2) Common shares outstanding, RSUs, PSUs (at target except TSR PSUs at max attainment), and options schedule from Curry Management as of July 26, 2016. Excludes estimated ESPP shares to be issued in November, 2016.

(3) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.

(4) Represents cash settlement of 2018 Convertible Notes of $310MM with a conversion price of $116.10.

Make whole premium based on indenture dated June 4, 2013, assumes a close date of November 30, 2016. Make whole value shown represents convertible note value greater than principal value.

(5) Based on mean Wall Street consensus analyst research estimates as of July 26, 2016.

(6) LTM represents the 12-month period ended March 31, 2016. NTM represents the 12-month period ending March 31, 2017.

(7) Based on Curry Management Plan provided by Curry Management to Qatalyst in July 2016.

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Summary of Valuation Analyses

Valuation Analysis	Illustrative Discounted Cash Flow Analysis (1)	Illustrative Selected Companies Analysis (2) (3)		Illustrative Selected Transaction Analysis (2) (4)	
		Fully Diluted Enterprise Value / Revenue Multiples			
Reference Range	*WACC Range: 10.0% - 14.0%* *Terminal NTM uFCF Multiple Range: 25.0x - 35.0x*	*CY17E Multiple Range 5.0x - 7.0x*		*LTM Multiple Range 6.3x - 12.6x*	*NTM Multiple Range 5.3x - 10.2x*
Financial Case	Curry Management Plan (5)	Curry Management Plan (5)	Curry Street (6)	Curry Street (6)	Curry Street (6)
Implied Curry Price Per Share					



$121.13
$77.23
$99.48
$71.45
$100.22
$71.99
$115.61
$58.52
$121.37
$64.20
Bogut Final Proposal: $109.00
Unaffected (6/27/16): $67.36

(1) Present values as of June 30, 2016, assuming mid-period discounting. Assumes, per Curry Management, current Curry shareholders incur ~13% cumulative dilution through issuance of equity awards over the projected period. Common shares outstanding, RSUs, PSUs (at target except TSR PSUs at max attainment), and options schedule from Curry Management as of July 26, 2016. Excludes estimated ESPP shares to be issued in November, 2016. Balance sheet items from Curry Management for the period ended June 30, 2016. In-the-money convertible debt treated on a net share basis.
(2) Common shares outstanding, RSUs, PSUs (at target except TSR PSUs at max attainment), and options schedule from Curry Management as of July 26, 2016. Excludes estimated ESPP shares to be issued in November, 2016. Balance sheet items from 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
(3) In-the-money convertible debt treated on a net share basis.
(4) Represents cash settlement of 2018 Convertible Notes of $310MM with a conversion price of $116.10. Make whole premium based on indenture dated June 4, 2013, assumes a close date of November 30, 2016.
(5) Based on Curry Management Plan provided by Curry Management to Qatalyst in July 2016.
(6) Curry Street projections based on mean Wall Street consensus analyst research estimates as of July 26, 2016.

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Curry Long-Term Trading Performance

December 20, 2007 (Since IPO) to July 26, 2016


Share Price
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Dec-15
Bogut Final Proposal: $109.00
Current Price: $83.92
Unaffected (6/27/16) Price: $67.36 (1)

Source: Capital IQ.

(1) Closing share price as of June 27, 2016 (last closing share price prior to acquisition rumors).

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Curry Stock Price Movement Since Initial Bogut Proposal May 31, 2016 (Last Closing Price Prior to Initial Bogut Proposal on June 1, 2016) to July 26, 2016 Received June 9th: Received June 28th Bogut re hat Curry may proposal o 0 ks to 13%) osal: Note: Curry daily trading price reflects closing price on such date as reported by Capital IQ. CONFIDENTIAL | DRAFT 5 Curry Volume (MM) Curry Share Price 05/31 06/1 06/2 06/3 06/6 06/7 06/8 06/9 06/10 06/13 06/14 06/15 06/16 06/17 06/20 06/21 06/22 06/23 06/24 06/27 06/28 06/29 06/30 07/1 07/5 07/6 07/7 07/8 07/11 07/12 07/13 07/14 07/15 07/18 07/19 07/20 07/21 07/22 07/25 07/26 0.8 0.9 1.0 0.8 0.6 0.6 0.5 0.6 0.9 1.0 0.9 0.7 0.7 0.7 0.4 0.6 0.3 0.3 1.2 0.9 1.0 0.8 0.7 0.6 0.5 0.5 0.3 0.6 0.5 $79.31 $80.32 $83.57 $83.37 $84.10 $84.79 $84.91 $83.93 $79.72 $78.83 $77.41 $78.74 $77.94 $78.05 $79.03 $78.25 $77.40 $79.14 $72.42 $67.36 $69.01 $72.19 $72.80 $73.12 $73.11 $73.00 $73.02 $74.72 $75.85 5.9 $84.18 $80.48 $80.11 $79.86 $79.43 $78.81 $80.80 $81.90 $84.72 $83.46 $83.92 1.8 0.7 1.2 0.9 0.4 0.7 1.8 2.6 0.6 0.8 June Bogut’s i of $10 Daily %: - 1st: nitia 0 pe 1% l proposalBogut’s re r shareof $10 4% (0%) 1% 1% 0% ( vised 6 pe 1%) proposalrumors t r sharebe an acq (5%) (1%) (2%) 2% (1%) 0% 1% (1%) (1%) 2% (8%) (7%) uisiti 2% : PressJuly 12 on targetJuly 11th: Press rum that Bogut was in tal acquire Curry 5% 1% 0% (0%) (0%) 0% 2% th: ors 2% f $1 11% itera 6 per Ju Bogu (4%) ted revised July 21st: Furth share Bogut was in tal ly 13th: Received t’s final proposal of $109 per share (0%) (0%) (1%) (1%) 3% er p ks to 1% ress rumors that acquire Curry 3% (1%) 1% Cumulative %: - 1% 5% 5% 6% 7% 7% 6% 1% (1%) (2%) (1%) (2%) (2%) (0%) (1%) (2%) (0%) (9%) (15%) ( (9%) (8%) (8%) (8%) (8%) (8%) (6%) (4%) 6% 1% 1% 1% 0% (1%) 2% 3% 7% 5% 6 % Bogut Final Prop $109.00

 Curry Financial Summary

Summary ofCurry Street and Curry Management Plan Actuals Forecast Actuals Forecast Actuals Forecast $4.18 Historical 2012A – 2015A CAGR: 34% Historical 2012A – 2015A CAGR: (5%) $3,023 S R: 27% S R: 65% Management 2015A – 2021E CAGR: 26% Management 2015A – 2021E CAGR: 63% $1,227 $415 $960 $0.46 '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E Actuals Forecast Forecast Actuals Forecast Actuals Historical 2012A – 2015A CAGR: (1%) Historical 2012A – 2015A CAGR: 6% S R: 63% S R: 48% Management 2015A – 2021E CAGR: 63% Management 2015A – 2021E CAGR: 50% $123 $44 $113 $89 '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items. Fiscal year ends December 31st. (1) (2) Based on mean Wall Street consensus analyst research esti Based on Curry Management Plan provided by Curry mates as of July 26, 2016. 7 CONFIDENTIAL | DRAFT Management to Qatalyst in July 2016. Legend treet 2015A – 2018E CAG $42 $42 $51 $50 $573 $408 $278 $181 $105 $163 treet 2015A – 2018E CAG $22 $24 $29 $22 $414 $285 $185 $111 $68 $94 $42 $61 7% 6% 5% 3% 14% 12% 10% 7% 6% 5% 6% 5% 4% Non-GAAP Operating Margin (%) Non-GAAP Operating Profit ($MM) Levered Free Cash Flow ($MM) treet 2015A – 2018E CAG $741 $556 $309 $2,425 $1,929 $1,533 $967$1,527 $1,218 treet 2015A – 2018E CAG $0.26 $0.26 $0.32 $0.22 $2.93 $1.92 $1.15 $0.72 $0.47$0.99 $0.62 34% 34% 33% 31% 30% 30% 27% 26% 26% 26% 25% 27% 24% Revenue Growth (%) Non-GAAP Earnings Per Share ($) Revenue ($MM) Historical Street (1) Curry Mgmt Plan (2)

Comparison of Curry Street and Curry Management Plan Subscription & Support y/y growth PS & Other y/y growth $183 30% 47 30% $180 28% 51 39% ($3) (2%) (204 bps) 7% 868 bps 3 Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items. Numbers may not add due to rounding. (1) Based on mean Wall Street consensus analyst research estimates as of July 26, 2016. (2) Based on Curry Management Plan provided by Curry Management to Qatalyst in July 2016. 8 CONFIDENTIAL | DRAFT Q2 2016E Management Guidance Revenue: $229MM - $231MM Non-GAAP EPS: $0.02 - $0.03 CFO: $27MM - $29MM 2016E Management Guidance Revenue: $955MM - $975MM Non-GAAP EPS: $0.42 - $0.47 CFO: $140MM - $145MM ($MM, except per share amounts) Revenue Q2 2016A CY2 Street (1) Mgmt (2) 016E Mgmt from Street CY2 Street (1) Mgmt (2) 017E Mgmt from Street Street (1) Actuals Actuals from Street $ % $ % $ % $00% 6 bps $0.05 161% - 619% 248 bps 950% 370 bps $967 $960 30% 30% $0.46 $0.47 106% 112% $142 $160 15% 17% 89 105 9% 11% (7) (1%) (91 bps) $0.01 3% 611 bps $18 12% 194 bps 16 18% 176 bps $1,227 $1,218 27% 27% $0.72 $0.62 58% 32% $184 $174 15% 14% 123 113 10% 9% ($9) (1%) (8 bps) ($0.10) (14%) (2,645 bps) ($10) (5%) (70 bps) (10) (8%) (75 bps) $231 $231 30% 30% Annual Growth Non-GAAP EPS $0.03 $0.08 Annual Growth 46% 281% Cash Flow from Operations $31 $37 % of Revenue 13% 16% Levered Free Cash Flow 17 26 LFCF Margin 7% 11% Curry Annual Financial Results Curry Quarterly Financial Results Actuals from Street RevenueStreet Actuals $ %

Summary of Selected
Analyst Price Targets and Valuation Methodologies

Date	Company	Broker Rec.	Price Target	Valuation Methodology
07/13/16	RBC	Buy	$90.00	6.0x CY17E Revenue
06/23/16	Cowen	Sell	70.00	4.6x CY17E Revenue
06/14/16	BMO	Hold	90.00	5.8x CY17E Revenue
05/19/16	Macquarie	Hold	76.00	4.9x CY17E Revenue / DCF
05/18/16	Barclays	Hold	74.00	5.0x CY17E Revenue
05/18/16	BNP Paribas	Hold	82.00	6.5x CY16E Revenue
05/18/16	Deutsche Bank	Buy	95.00	6.0x CY17E Revenue
05/18/16	JMP	Buy	100.00	6.3x CY17E Revenue
04/29/16	Nomura	Hold	95.00	DCF
05/17/16	Mizuho	Hold	70.00	4.5x CY17E Revenue
05/17/16	Pacific Crest	Hold	-	-
04/30/16	FBN	Buy	100.00	DCF
04/29/16	BAML	Sell	70.00	4.6x CY17E Revenue
04/29/16	BTIG	Hold	-	DCF
04/29/16	Credit Suisse	Buy	90.00	6.8x CY16E Revenue
04/29/16	DA Davidson (1)	Buy	130.00	8.3x CY17E Revenue / DCF
04/29/16	FBR	Buy	94.00	6.0x CY17E Revenue
04/29/16	JP Morgan	Buy	94.00	6.5x CY17E Revenue
04/29/16	Mitsubishi	Buy	87.00	1.7x CY17E Price / Earnings / Growth
04/29/16	MKM	Buy	92.00	7.0x CY16E Billings
04/29/16	Morgan Stanley	Sell	60.00	18.0x Discounted CY21E FCF
04/29/16	Piper Jaffray	Hold	81.00	5.2x CY17E Revenue
04/29/16	Raymond James	Sell	-	-
04/29/16	Societe Generale	Sell	76.00	5.5x CY17E Revenue
04/29/16	SunTrust	Buy	93.00	7.0x CY16E Revenue / DCF
04/29/16	William Blair	Buy	-	-
04/28/16	Canaccord	Buy	100.00	6.6x CY17E Revenue / 61.0x CY17E LFCF
04/28/16	Stifel	Hold	-	-
Median			$90.00	
Mean			87.35	
Max			$130.00	
Min			60.00	

Bogut Final Proposal represents a ~21% premium to the median price target



Broker Recommendations
Sell 18%
Buy 46%
Hold 36%



Valuation Methodologies(2)
DCF 6
LFCF 1
Billings 1
Other 2
Revenue 18



Price Targets
Current Price: $83.92
Unaffected Price: $67.36 (3)
$130.00
$100.00
$100.00
$100.00
$95.00
$95.00
$94.00
$94.00
$93.00
$92.00
$90.00
$90.00
$90.00
$87.00
$82.00
$81.00
$76.00
$76.00
$74.00
$70.00
$70.00
$70.00
$60.00
DA Davidson (1)
JMP
FBN
Canaccord
Deutsche Bank
Nomura
FBR
JP Morgan
SunTrust
MKM
RBC
BMO
Credit Suisse
Mitsubishi
BNP Paribas
Piper Jaffray
Macquarie
Societe Generale
Barclays
Mizuho
BAML
Cowen
Morgan Stanley

Note: Statistics exclude stock-based compensation expense and amortization of intangibles.
(1) *DA Davidson price target based on 12-18 month price target.*
(2) *Brokers using multiple valuation methodologies included multiple times.*
(3) *Based on closing share price as of June 27, 2016 (last closing share price prior to acquisition rumors).*

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 Curry Standalone Valuation Analyses

NTM Revenue Multiples Over Time January 4, 2010 to July 26, 2016 2010 2011 2012 2013 2014 2015 2016YTD 5.5x 9.4 11.7 15.5 12.6 9.6 6.2 7.6x 8.2 6.5 6.9 7.0 7.2 6.5 - - 26.5 25.3 20.7 13.2 9.2 - - 13.9 13.0 12.7 11.7 8.2 3.9x 5.2 6.7 8.3 8.0 8.1 7.4 - 9.5 9.5 11.5 8.5 5.5 4.7 NTM Rev Mult. 20.0x 17.5x 15.0x 12.5x 10.0x WDAY: 9.7x NOW: 8.7x ULTI: 8.4x Curry: 7.0x CRM: 6.7x CSOD: 5.6x 7.5x 5.0x 2.5x 0.0x Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Source: CapitalIQ. (1) Based on closing share price as of June 27, 2016 (last closing share CONFIDENTIAL price prior to acquisition rumors). 11 | DRAFT Current 7.0x 6.7x9.7x8.7x8.4x5.6x Unaffected (1) 5.6x Average NTM Revenue Multiples Curry CRM WDAY NOW ULTI CSOD

Operating Statistics of Selected Companies 27% 27% % 22% 15% 29% 23% 5% 4% 13% 12% 11% Source: Capital IQ and company filings as of July 26, 2016. (1) Based on mean Wall Street consensus analyst research estimates as CONFIDENTIAL of July 26, 2016. 12 | DRAFT (2) Based on Curry Management Plan provided by Curry Management to Qatalyst in July 2016. CY17E LFCF Margin CY17E Op. Margin CY17E Gross Margin CY16E-CY17E Revenue Growth Legend Median: 13% 25%20% Median: 31% 31%31% 10%9% Curry Street (1) Curry Mgmt (2)NOWCRMCSODWDAYULTIADBERHT Median: 15% 22%16%15% Median: 36% 6%5% Curry Street (1) Curry Mgmt (2)ULTINOWCRMCSODWDAYADBERHT Median: 74% 70%68%77%77%74%73%64 Median: 87% 88%87% % Curry Street (1) Curry Mgmt (2)CRMNOWWDAYCSODULTIADBERHT Median: 24% 31%30% Median: 18% 24%22%22 Curry Street (1) Curry Mgmt (2)WDAYNOWCSODULTICRMADBERHT Selected SaaS Selected Large-Cap High Growth Software

Trading Statistics of Selected Companies 8x 5.8x 22.6x 17.4x – Source: Capital IQ and company filings as of July 26, 2016. Multiples greater than 100.0x or negative noted as dashes. (1) Based on closing share price as of June 27, 2016 (last closing share price prior to acquisition rumors). In-the-money convertible debt treated on a net share basis. (2) Based on mean Wall Street consensus analyst research estimates as of July 26, 2016. 13 (3) NTM represents the 12-month period ending March 31, 2017. (4) Common shares outstanding, RSUs, PSUs (at target except TSR PSUs at max CONFIDENTIAL | DRAFT attainment), and options schedule from Curry Management as of July 26, 2016. Excludes estimated ESPP shares to be issued in November, 2016. Balance sheet items based on 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. (5) Assumes Convertible Notes cash settled. Make whole premium based on indenture dated June 4, 2013, assumes a close date of November 30, 2016. NTM UFCF Multiple (3) CY17E LFCF Multiple CY17E Revenue Multiple Legend Median: 37.0x 78.1x82.6x Median: 20.1 23.9x16 x .3x 37.8x36.2x32.7x 47.7x Curry Street Curry @ $109ULTICSODNOWCRMWDAYADBERHT (6/27/16)Per Share (1)(2)(4)(2)(4)(5) Median: 36.9x 76.4x74.8x68.7x Median: 20.0x .3x 47.0x 36.9x30.2x28 Curry Street Curry @ $109WDAYULTICSODNOWCRMADBERHT (6/27/16)Per Share (1)(2)(4)(2)(4)(5) Median: 7.2x 7.7x8.0x7.2x7.2x Median: 5. 6.8x 9x 4.7x 4. 8x 4. Curry Street Curry @ $109WDAYULTINOWCRMCSODADBERHT (6/27/16)Per Share (1)(2)(4)(2)(4)(5) Selected SaaS Selected Large-Cap High Growth Software

Summary of Curry Management Plan Cash Flow Projections ($MM) 26% Revenue % Growth Non-GAAP Operating Income % Margin Less: Taxes Effective Tax Rate NOPAT % Margin Less: Capital Expenditures % of Revenue Plus: Depreciation % of Capital Expenditures Plus: Decrease in Working Capital % of Revenue Unlevered Free Cash Flow % of Revenue % Growth $513 – 27 5% (3) 10% 24 5% (31) 6% 19 61% 49 10% 61 12% – $1,218 27% 61 5% (8) 13% 53 4% (60) 5% 42 70% 79 7% 115 9% 7% $1,533 26% 111 7% (10) 9% 100 7% (72) 5% 54 75% 100 7% 182 12% 59% $1,929 26% 185 10% (13) 7% 172 9% (91) 5% 72 80% 125 7% 279 14% 53% $2,425 26% 285 12% (17) 6% 268 11% (112) 5% 95 85% 158 7% 409 17% 47% $3,023 25% 414 14% (116) 28% 298 10% (139) 5% 125 90% 196 7% 480 16% 17% 63% 58% 44% Source: Curry Management Plan provided by Curry Management to Qatalyst in July 2016. 14 CONFIDENTIAL | DRAFT Curry Standalone Financial Performance'15A-'Q3-'Q4Terminal'21E CY2016E CY2017E CY2018E CY2019E CY2020E CY2021ECAGR

Illustrative Discounted Cash Flow Analysis Based on Curry Management Plan ($MM, except per share amounts) Implied Perpetuity Growth Rate PV of Unlevered FCF (Q3'16E - CY2020E) PV of Terminal Value (CY2021E & Beyond) 5.8% $803 7,820 6.5% $803 9,384 7.0% $803 10,948 7.8% $765 7,211 8.5% $765 8,653 9.0% $765 10,095 9.7% $730 6,659 10.4% $730 7,991 10.9% $730 9,322 Implied Enterprise Value Plus: PV of Federal NOLs and Tax Credits (CY2021E & Beyond) (1) Plus: Cash (2) Less: Debt (2) Implied Equity Value $8,623 183 411 (314) 8,902 $10,187 183 411 (314) 10,466 $11,750 183 411 (314) 12,030 $7,976 158 411 (314) 8,230 $9,418 158 411 (314) 9,672 $10,860 158 411 (314) 11,114 $7,388 137 411 (314) 7,622 $8,720 137 411 (314) 8,954 $10,052 137 411 (314) 10,286 Premium/(Discount) to Bogut Final Proposal of $109.00 Per Share Premium/(Discount) to 6/27/16 Share Price (4) (17%) 34% (3%) 57% 11% 80% (24%) 24% (10%) 45% 3% 67% (29%) 15% (17%) 35% (5%) 54% Note: Assumes mid-period discounting convention. (1) Based on Federal NOL and tax credits of $1,146MM as of December 31, 2020 per Curry Management. (2) Balance sheet items from Curry Management for the period ended June 30, 2016. In-the-money convertible debt treated on a net share basis. (3) Common shares outstanding, RSUs, PSUs (at target except TSR PSUs at max attainment), and options schedule from Curry Management as of July 26, 2016. Excludes estimated ESPP shares to be issued in November, 2016. (4) Based on closing share price as of June 27, 2016 (last closing share price prior to acquisition rumors). 15 CONFIDENTIAL | DRAFT Implied Price Per Share - Assuming ~15% Dilution (3) $90.09 $105.73 $121.13 $83.34 $97.81 $112.18 $77.23 $90.61 $103.93 % of Enterprise Value in Terminal Value 91% 92% 93% 90% 92% 93% 90% 92% 93% Discount Rate: Terminal NTM UFCF Multiple: Implied Terminal NTM Revenue Multiple: Illustrative Present Value as of June 30, 2016 10.0% 12.0% 25.0x 30.0x 35.0x 25.0x 30.0x 35.0x 4.0x4.8x5.6x4.0x4.8x5.6x 14.0% 25.0x 30.0x 35.0x 4.0x4.8x5.6x Summary of Valuation Assumptions - Unlevered free cash flow projections and terminal value discounted to June 30, 2016 (mid-period convention) - Cash flow excludes impact of stock based compensation, amortization of intangibles, restructuring and other non-recurring items - Portion of Federal NOLs and R&D tax credits used to shield taxes over projection period with the remaining balance valued separately - Weighted average cost of capital range of 10.0% to 14.0% - Terminal value calculated using NTM UFCF multiple range of 25.0x – 35.0x terminal year (CY21E) UFCF of $480MM - Assumes, per Curry Management, current Curry shareholders incur ~15% cumulative dilution through issuance of equity awards over the projected period

Illustrative Selected Companies Analysis

($MM, except per share amounts)	Selected Companies Analysis					
	Curry Street (1)			Curry Management Plan (2)		
		Reference Range			Reference Range	
	Statistic	Low	High	*Statistic*	Low	High
Enterprise Value / CY17E Revenue Multiple	*$1,227*			*$1,218*		
Trading Multiple		5.0x	7.0x		5.0x	7.0x
Implied Curry Share Price (3)		$71.99	$100.22		$71.45	$99.48
Premium/(Discount) to 6/27/16 Share Price (4)		*7%*	*49%*		*6%*	*48%*

(1) Curry Street projections based on mean Wall Street consensus analyst research estimates as of July 26, 2016.
(2) Based on Curry Management Plan provided by Curry Management to Qatalyst in July 2016.
(3) Common shares outstanding, RSUs, PSUs (at target except TSR PSUs at max attainment), and options schedule from Curry Management as of July 26, 2016.
Excludes estimated ESPP shares to be issued in November, 2016.
Balance sheet items based on 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
In-the-money convertible debt treated on a net share basis.
(4) Based on closing share price as of June 27, 2016 (last closing share price prior to acquisition rumors).

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Selected SaaS Transactions ($MM) 05/31/16 Marketo Vista Equity Partners 1,789 1,700 7.5 5.9 64% 68% 5% 139% 28% (7%) 09/18/14 Concur SAP 7,768 8,286 12.6 10.2 28% 36% 1% 70% 23% 6% 06/04/13 ExactTarget Salesforce 2,671 2,570 7.9 6.5 53% 56% 36% 88% 22% (6%) 05/22/12 Ariba SAP 4,609 4,437 8.8 7.8 20% 32% 13% 103% 13% 14% 12/03/11 SuccessFactors (1) SAP 3,748 3,499 10.2 8.7 52% 47% (1%) 105% 17% 8% Source: Company press releases, Company filings, 451 Group and Wall Street research. Note: '-' = Not meaningful or not available. Multiples greater than 100.0x or negative considered not meaningful. (1) LTM revenue pro forma for acquisition of Plateau. (2) Reflects final Bogut proposal. Premiums based on closing price as of June 27, 2016 (last closing share price prior to acquisition rumors). LTM represents the 12-month period ended March 31, 2016. NTM represents the 12-month period ending March 31, 2017. (3) Based on mean Wall Street consensus estimates as of July 26, 2016. Common shares outstanding, RSUs, PSUs (at target except TSR PSUs at max attainment), and options schedule from Curry Management as of July 26, 2016. Excludes estimated ESPP shares to be issued in November, 2016. Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. Represents cash settlement of 2018 Notes of $310MM face value with a conversion price of $116.10. Make whole premium based on indenture dated June 4, 2013, assumes a close date of November 30, 2016. 17 CONFIDENTIAL | DRAFT 10/24/11 RightNow Oracle 1,840 1,599 7.4 6.2 20% 38% 10% 117% 19% 5% Median: 8.1x 6.9x 38% 47% 5% 105% 19% 4% Mean: 8.9 7.4 41% 49% 9% 131% 20% 2% Max: 12.6x 10.2x 69% 69% 36% 370% 28% 14% Min: 6.3 5.3 18% 25% (5%) 70% 13% (9%) Implied Curry Statistics @ $109.00 per share (2)(3): $9,420 $9,388 11.8x 9.1x 62% 37% 9% 105% 30% 7% 02/09/12 Taleo Oracle 2,056 1,940 6.3 5.3 18% 25% 9% 109% 18% 4% 12/20/12 Eloqua Oracle 971 885 9.8 8.2 31% 34% (5%) 82% 19% (9%) 12/20/13 Responsys Oracle 1,679 1,572 8.1 6.9 38% 66% 35% 370% 18% 6% 04/18/16 Cvent Vista Equity Partners 1,647 1,502 8.0 6.5 69% 66% (2%) 90% 23% 1% FD FD Transaction multiples Premium NTM LTM Annc. Equity Ent. Revenue LTM Rev. LFCF Date Target Acquiror Value Value LTM NTM 1-Day 20-Day High Low Growth Margin 06/01/16 Demandware Salesforce $3,030 $2,834 11.2x 8.9x 56% 69% (1%) 167% 26% (0%)

Illustrative Selected Transactions Analysis

($MM, except per share amounts)	Selected Transaction Analysis		
	Street Case (1)		
		Reference Range	
	Statistic (2)	Low	High
Enterprise Value / LTM Revenue Multiple	*$793*		
Trading Multiple		6.3x	12.6x
Implied Curry Price (3)		$58.52	$115.61
Premium/(Discount) to 6/27/16 Share Price (4)		*(13%)*	*72%*
Enterprise Value / NTM Revenue Multiple	*$1,029*		
Trading Multiple		5.3x	10.2x
Implied Curry Price (3)		$64.20	$121.37
Premium/(Discount) to 6/27/16 Share Price (4)		*(5%)*	*80%*

(1) Curry Street projections based on mean Wall Street consensus analyst research estimates as of July 26, 2016.
(2) LTM represents the 12-month period ended March 31, 2016. NTM represents the 12-month period ending March 31, 2017.
(3) Common shares outstanding, RSUs, PSUs (at target except TSR PSUs at max attainment), and options schedule from Curry Management as of July 26, 2016. Excludes estimated ESPP shares to be issued in November, 2016.
Balance sheet items based on 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
Represents cash settlement of 2018 Convertible Notes of $310MM with a conversion price of $116.10.
Make whole premium based on indenture dated June 4, 2013, assumes a close date of November 30, 2016.
(4) Based on closing share price as of June 27, 2016 (last closing share price prior to acquisition rumors).

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